UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2008

CleanPath Resources Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	522259 (Commission File Number)	None (IRS Employer Identification No.)

1031 N State St., Suite 108
Bellingham, Washington 98225
(Address of principal executive offices) (Zip Code)

(206) 274-7598
(Registrant’s telephone number, including area code)

CanAm Uranium Corp.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

Effective November 6, 2008, the Board of Directors and security holders representing a majority of the voting power of CleanPath Resources Corp., a Nevada corporation (the “Company”), approved an amendment to the Company’s Articles of Incorporation effecting a one-for-two hundred (1:200) reverse split of the Company’s issued and outstanding shares of common stock and Series A Preferred Stock. The Company’s authorized share capital, as stated in its Articles of Incorporation remains unchanged, effectively increasing the ratio of authorized shares of common stock and Series A Preferred Stock of the Company to the number of issued and outstanding shares of common stock and Series A Preferred Stock. As a result of the reverse stock split, each 200 shares of the Company’s common stock and Series A Preferred Stock issued and outstanding on such date represents one (1) share of the Company’s common stock. Fractional shares existing as a result of the reverse stock split were rounded up to the nearest whole share. The reverse split took effect on the Over-the-Counter Bulletin Board on November 12, 2008.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 28, 2008, the Company amended its Articles of Incorporation to change its name from “CanAm Uranium Corp.” to “CleanPath Resources Corp.” The change of name of the Company took effect on the Over-the-Counter Bulletin Board on November 12, 2008.

Effective November 6, 2008, the Company filed, with the Secretary of State of the State of Nevada, a Certificate of Change, effecting a one-for-two hundred (1:200) reverse split of the Company ’s issued and outstanding shares of common stock and Series A Preferred Stock on such date. A description of the reverse stock split is disclosed in Item 3.03 of this Current Report on Form 8-K, which disclosure is incorporated herein by this reference. The reverse split took effect on the Over-the-Counter Bulletin Board on November 12, 2008.

Item 8.01 Other Events

“CLNP” is the Company’s new ticker symbol for its shares of common stock quoted on the Over-the-Counter Bulletin Board, in connection with its change of name to CleanPath Resources Corp. The new ticker symbol took effect on the Over-the-Counter Bulletin Board on November 12, 2008.

Item 9.01 Financial statements and Exhibits

(d) Exhibits

The following exhibit is filed as part of this report:

No.	Description

3.1.7	Certificate of Amendment
3.1.8	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CanAm Uranium Corp.
(Registrant)

Date: November 19, 2008	By:	/s/ Ryan Gibson
		Name:	Ryan Gibson
		Title:	Director

INDEX TO EXHIBITS

No.	Description

3.1.7	Certificate of Amendment
3.1.8	Certificate of Change